Exhibit 5.1

23 September 2010
Matter No.:874871
Doc Ref: 339988
Tel. No.: 852 2842 9530
E-mail: Richard.Hall@conyersdill.com
IFM Investments Limited
26/A, East Wing, Hanwei Plaza
No.7 Guanghua Road, Chaoyang District
Beijing 100004,
People’s Republic of China

Dear Sirs,

Re: IFM Investments Limited (the "Company")

We have acted as special Cayman legal counsel to the Company in connection with a registration statement on form F-1 filed with the U.S. Securities and Exchange Commission (the "Commission") on or about 23 September 2010 (the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the "Securities Act") of an aggregate of 233,504,630 Class A ordinary shares par value US$0.001 each (the "Issued Shares") which are being offered by certain selling shareholders of the Company (the "Selling Shareholders").

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the amended and restated memorandum and articles of association of the Company, each certified by the Secretary of the Company on 23 September 2010, copies of minutes of a meeting of the board of directors of the Company held on 23 September 2010 (together, the "Minutes") and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been

IFM Investments Limited
23 September 2010

executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention,  (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the resolutions contained in the Minutes were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, (e) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands.  This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Issued Shares by the Selling Shareholders and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.
The Company is duly incorporated and existing under the laws of the Cayman Islands in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Cayman Islands government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the Cayman Islands).

2.
Based solely upon a review of the register of members of the Company dated 23 September 2010 provided to us by the transfer agent of the Company, the Issued Shares are validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the prospectus forming a part of the Registration Statement.  In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

Conyers Dill & Pearman